UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  November 17, 2021

AULT GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DPW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Ault Alliance, Inc., a Delaware corporation (“AAI”) and wholly owned subsidiary of Ault Global Holdings, Inc. as well as the parent company of BitNile, Inc., a Delaware corporation, entered into a Non-Fixed Price Sales and Purchase Agreement on November 10, 2021 (the “Agreement”) with Bitmain Technologies Limited (the “Seller”), pursuant to which AAI agreed to purchase 4,000 S19 XP Antminers (the “Miners”) for the estimated total purchase price of Forty-Five Million Three Hundred Sixty Thousand Dollars ($45,360,000) (the “Total Purchase Price”). Pursuant to the Agreement, the Miners will be shipped between July and September 2022.

The Total Purchase Price shall be paid in accordance with the payment schedule set forth in the Agreement, subject to adjustments based upon market circumstances. Within seven (7) days after the signing of the Agreement, AAI shall pay the Seller a down payment in the amount of 25% of the Total Purchase Price. In addition, AAI is required to pay at least 35% of each batch of Miners at least six months prior to the date of shipment for such batch of Miners. One (1) month prior to the shipment of Miners, the Seller shall notify AAI of the actual purchase price for such batch of Miners, provided that the actual purchase price shall not be higher than the total price set forth in the payment schedule in the Agreement, and upon receipt of the actual purchase price, AAI shall be entitled to exercise one of three following payment options: (i) continue to perform the order of the current Miners with the original rated hashrate and pay the remaining amount at the actual price; (ii) request the Seller to increase the rated hashrate in equivalent to the difference in price (under this circumstance, the Seller shall have the right to negotiate with AAI for the amount of the additional rated hashrate based on its then inventory); or (iii) partially or wholly cancel the order of the current Miners, provided that AAI has received the notification of the actual price. Before the Seller notifies AAI of the actual price, AAI shall make timely payment for the Miners in accordance with the payment schedule set forth in the Agreement.

In the event that AAI fails to fully settle the respective percentage of the Total Purchase Price before the prescribed deadlines and fails to make a written request to the Seller no less than five (5) business days prior to the prescribed deadline and obtain the Seller’s written consent, the Seller shall be entitled to request AAI to pay a reasonable liquidated damage (not a penalty) of 20% of the purchase price of such batch of Miners within sixty (60) days. If AAI fails to pay the liquidated damage when due, the Seller shall be entitled to terminate the Agreement.

In the event that the Seller fails to deliver a batch of Miners within thirty (30) days after the prescribed deadline, AAI shall be entitled to cancel such batch of Miners and request the Seller to refund the total price of such undelivered batch of Miners together with interest at 0.0333% per day. If AAI does not cancel the order of the undelivered batch of Miners and requests the Seller to perform its delivery obligation, the Seller shall continue to perform its delivery obligation and compensate AAI in accordance with the terms set forth in the Agreement.

The foregoing is only brief description of the material terms of the Agreement, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to the exhibit.

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Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description

10.1	Form of Non-Fixed Price Sales and Purchase Agreement, by and between Ault Alliance, Inc. and Bitmain Technologies Limited.
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AULT GLOBAL HOLDINGS, INC.

Dated: November 17, 2021	/s/ Henry Nisser
Henry Nisser President and General Counsel

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